SUB-ITEM 77M

The MFS Strategic Growth Fund (the "Fund"), a series of MFS Series Trust I, acquired all of the assets of the MFS Managed Sectors Fund (the "acquired fund"), a series of MFS Series Trust I. The circumstances and details of this transaction are described in the Trust's Registration Statement on Form N-14 on behalf of the Fund (File No. 333-122916), as filed with the Securities and Exchange Commission via EDGAR on February 18, 2005, under Rule 488 under the Securities Act of 1933. Such description is incorporated herein by reference.

The acquired fund has ceased to be an investment company as defined in the Investment Company Act of 1940.

The MFS Core Growth Fund (the "Fund"), a series of MFS Series Trust I, acquired all of the assets of the MFS Large Cap Growth Fund (the "acquired fund"), a series of MFS Series Trust II. The circumstances and details of this transaction are described in the Trust's Registration Statement on Form N-14 on behalf of the Fund (File No. 333-122915), as filed with the Securities and Exchange Commission via EDGAR on February 18, 2005, under Rule 488 under the Securities Act of 1933. Such description is incorporated herein by reference.

The acquired fund has ceased to be an investment company as defined in the Investment Company Act of 1940.


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